UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 18, 2024

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

1-15583
(Commission File Number)

Georgia		58-2508794
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

2750 Premiere Pkwy., Suite 100, Duluth, Georgia 30097	30097
(Address of principal executive offices)	(Zip Code)

(678) 775-6900
(Registrant's Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01             Entry into a Material Definitive Agreement.

As previously disclosed, on June 30, 2024, Delta Apparel, Inc. (the “Company”) and its domestic direct and indirect subsidiaries, including Salt Life, LLC (“Salt Life”) and M.J. Soffe, LLC (“Soffe”), filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Salt Life Asset Purchase Agreement

In connection with the Chapter 11 Cases, on August 27, 2024, the Company held an auction pursuant to the Bankruptcy Court approved bidding procedures order to sell its assets to qualified bidders pursuant to Section 363 of the Bankruptcy Code (the “Auction”). At the conclusion of the Auction, Iconix International, Inc., a Delaware corporation, and Hilco Merchant Resources, LLC, a Delaware limited liability company (together, the “Salt Life Buyers”), were selected as the successful bidder. Pursuant to Bankruptcy Court approval obtained on September 16, 2024, on September 19, 2024, the Company and Salt Life (together, the “Salt Life Sellers”) entered into an asset purchase agreement (the “Salt Life Purchase Agreement”) with the Salt Life Buyers, pursuant to which, subject to the terms and conditions set forth in the Salt Life Purchase Agreement, the Salt Life Buyers agreed to acquire certain assets related to the Salt Life Sellers’ business of marketing, sourcing, licensing, and selling of Salt Life® branded products (collectively, the “Salt Life Assets”) and assume certain specified liabilities of the Salt Life Sellers (collectively, the “Salt Life Liabilities” and such acquisition of the Salt Life Assets and assumption of the Salt Life Liabilities together, the “Salt Life Transaction”), for a total purchase price of approximately $35.94 million in cash (the “Salt Life Purchase Price”). The Salt Life Purchase Price is subject to adjustment after closing of the Salt Life Transaction based on final net accounts receivable and certain inventory calculations. The closing of the Salt Life Transaction occurred on September 19, 2024.

Soffe Asset Purchase Agreement

In connection with the Chapter 11 Cases and the Auction, on September 18, 2024, the Company and Soffe (together, the “Soffe Sellers”) entered into an asset purchase agreement (the “Soffe Purchase Agreement”) with Renfro LLC, a Delaware limited liability company (the “Soffe Buyer”), pursuant to which, subject to the terms and conditions set forth in the Soffe Purchase Agreement, the Soffe Buyer agreed to acquire certain assets related to the Soffe Sellers’ business of sourcing, producing, manufacturing, marketing, licensing, and selling of Soffe branded products (collectively, the “Soffe Assets”) and assume certain specified liabilities of the Soffe Sellers (collectively, the “Soffe Liabilities” and such acquisition of the Soffe Assets and assumption of the Soffe Liabilities together, the “Soffe Transaction”), for a total purchase price of approximately $15.3 million in cash (the “Soffe Purchase Price”), plus the payment of certain expenses. The closing of the Soffe Transaction occurred on September 20, 2024.

The foregoing summaries of the Salt Life Purchase Agreement and the Soffe Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

The representations, warranties and covenants set forth in each of the Salt Life Purchase Agreement and the Soffe Purchase Agreement have been made only for purposes of the Salt Life Purchase Agreement and the Soffe Purchase Agreement and solely for the benefit of the respective parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to the Salt Life Purchase Agreement and the Soffe Purchase Agreement instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in each of the Salt Life Purchase Agreement and the Soffe Purchase Agreement may change after the date of each such agreement and do not purport to be accurate as of the date of this Report. Accordingly, investors should not rely upon the representations and warranties in the Salt Life Purchase Agreement and the Soffe Purchase Agreement as statements of factual information.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on June 28, 2024, the Salt Life Sellers entered into an asset purchase agreement (the “FCM Saltwater Agreement”) with FCM Saltwater Holdings, Inc., a Delaware corporation (“FCM Saltwater”) to sell certain assets related to the Salt Life Sellers’ business of marketing, sourcing, licensing, and selling of Salt Life® branded products for a total purchase price of approximately $28.03 million in cash, along with FCM Saltwater’s assumption of certain specified liabilities of the Salt Life Sellers.

As a result of the closing of the Salt Life Transaction on September 19, 2024, the FCM Saltwater Agreement was terminated. As previously disclosed, under the FCM Saltwater Agreement, the Company has agreed to pay to FCM Saltwater a break-up fee equal to approximately $840,981 and to expense reimbursement up to an aggregate of approximately $420,491.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The closing of the Salt Life Transaction occurred on September 19, 2024. The information set forth above under Item 1.01 of this Current Report on Form 8-K regarding the Salt Life Transaction is incorporated by reference into this Item 2.01.

In addition, the closing of the Soffe Transaction occurred on September 20, 2024. The information set forth above under Item 1.01 of this Current Report on Form 8-K regarding the Soffe Transaction is incorporated by reference into this Item 2.01.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s common stock and other securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock will experience a complete or significant loss on their investment, depending on the outcome of the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Cautionary Note Regarding Forward-Looking Statements

This Report includes statements that may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the Company’s plans to sell its remaining assets; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to execute the Company’s Chapter 11 Cases, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the effects of the Chapter 11 Cases on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s restructuring process, any senior secured super-priority debtor in possession term loan facilities, or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of its financing arrangements; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the impact and timing of any cost-savings measures and related local law requirements in various jurisdictions; risks relating to the delisting of the Company’s common stock from NYSE American and quotation of the Company’s common stock; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; and other risk factors set forth in the Company’s Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this Report, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the SEC, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, including any projections, as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of September 19, 2024, by and among Delta Apparel, Inc., Salt Life, LLC, Iconix International, Inc. and Hilco Merchant Resources, LLC.
2.2*	Asset Purchase Agreement, dated as of September 18, 2024, by and among Delta Apparel, Inc., M.J. Soffe, LLC and Renfro LLC.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	September 24, 2024	/s/ J. Tim Pruban
J. Tim Pruban
Chief Restructuring Officer